EXHIBIT 99.2

Code Chain New Continent Limited

Pro Forma Combined Financial Statements

December 31, 2019

Contents	Page

Pro Forma Combined Balance Sheet	3

Pro Forma Combined Statement of Operation and Comprehensive Loss	4

Notes to Financial Statements	5 to 10

Code Chain New Continent Limited

Pro Forma Combined Balance Sheet

As of December 31, 2019

	CCNC	Wuge	Adjustments	Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,483,938	228,788		2,712,726
Notes receivable	43,003			43,003
Accounts receivable, net	2,197,264			2,197,264
Other receivables, net	52,616	7,474		60,090
Inventories	1,197,065			1,197,065
Prepayments	4,069,214			4,069,214
Due from related parties	-	13,360		13,360
Discontinued operations - current assets	1,543,806			1,543,806
Total current assets	11,586,906	249,622	-	11,836,528

PLANT AND EQUIPMENT, NET	19,057	6,024		25,081

RIGHT-OF-USE ASSETS	90,250			90,250

OTHER ASSETS
Goodwill	7,289,454		7,161,957	14,451,411
Other assets	-	8,097		8,097
Deferred tax assets	37,532			37,532
Discontinued operations – non-current assets	3,424,390			3,424,390
Total other assets	10,751,376	8,097	7,161,957	17,921,430

Total assets	$22,447,589	263,743	7,161,957	29,873,289

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	344,108	45,640		389,748
Other payables and accrued liabilities	4,121,862			4,121,862
Other payables - related parties	1,336,902	56,676		1,393,578
Customer deposits	146,771	304,636		451,407
Lease liabilities - current	61,009			61,009
Taxes payable	202			202
Discontinued operations - current liabilities	10,174,066			10,174,066
Total current liabilities	16,184,920	406,952	-	16,591,872

OTHER LIABILITIES
Lease liabilities – non-current	61,580			61,580
Discontinued operations – non-current liabilities	239,097			239,097
Total other liabilities	300,677	-	-	300,677

Total liabilities	16,485,597	406,952	-	16,892,549

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 20,000,000 shares authorized, no shares issued and outstanding as of December 31, 2019 and 2018, respectively
Common stock, $0.0001 par value, 200,000,000 shares authorized, 20,821,661 and 19,895,935 shares issued and outstanding as of December 31, 2019 and 2018, respectively*	2,082		400	2,482
Additional paid-in capital	8,350,861		7,161,557	15,512,418
Statutory reserves				-
(Accumulated deficit) retained earnings	(1,558,683)	(144,859)		(1,703,542)
Accumulated other comprehensive (loss) income	(832,268)	1,650		(830,618)
Total shareholders’ equity	5,961,992	(143,209)	7,161,957	12,980,740

Total liabilities and shareholders’ equity	$22,447,589	263,743	7,161,957	29,873,289

See accompanying notes to the financial statements

Code Chain New Continent Limited

Pro Forma Combined Statement of Operation and Comprehensive Loss

For the years ended December 31, 2019

	CCNC	Wuge	Adjustments	Combined

REVENUES
Equipment and systems	$-	-	-	-
Fuel materials	18,955,988			18,955,988
Trading and others	628,489	-	-	628,489
TOTAL REVENUES	19,584,477	-	-	19,584,477

COST OF REVENUES
Equipment and systems				-
Fuel materials	18,699,429			18,699,429
Trading and others	322,813			322,813
TOTAL COST OF REVENUES	19,022,242	-	-	19,022,242

GROSS PROFIT	562,235	-	-	562,235

OPERATING EXPENSES (INCOME)
Selling, general and administrative	1,170,617	144,937	-	1,315,554
(Recovery of) provision for doubtful accounts	(318,979)	-	-	(318,979)
TOTAL OPERATING EXPENSES	851,638	144,937	-	996,575

LOSS FROM OPERATIONS	(289,403)	(144,937)	-	(434,340)

OTHER INCOME (EXPENSE)
Interest income	2,022	123	-	2,145
Interest expense	(23,251)	(45)	-	(23,296)
Investment income	1,023	-	-	1,023
Other income (expense), net	24,126	-	-	24,126
Total other (expense), net	3,920	78	-	3,998

LOSS BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(285,483)	(144,859)	-	(430,342)

PROVISION FOR INCOME TAXES	128,799	-	-	128,799

LOSS FROM CONTINUING OPERATIONS	(414,283)	(144,859)	-	(559,142)

Discontinued operations:
(Loss) income from discontinued operations, net of taxes	(16,412,060)	-		(16,412,060)

Net (loss) income	(16,826,343)	(144,859)	-	(16,971,202)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(111,574)	1,650		(109,924)

COMPREHENSIVE LOSS	$(16,937,917)	(143,209)	-	(17,081,126)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
Basic and diluted*	21,212,735	1,972,603		23,185,338

Earnings per share from continuing operations
Basic and diluted	(0.02)	(0.07)		(0.02)

Earnings per share from discontinued operations	(0.77)	(0.00)		(0.77)
Basic and diluted

Earnings per share available to common shareholders
Basic and diluted*	$(0.79)	(0.07)		(0.73)

See accompanying notes to the financial statements

Code Chain New Continent Limited

Notes to Financial Statements

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Code Chain New Continent Limited (the “Company” or “CCNC”), formerly known as TMSR Holding Company Limited (“TMSR”), also previously known as JM Global Holding Company (“JM Global”), was a blank check company incorporated in Delaware on April 10, 2015. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets (“Business Combination”). On June 20, 2018, CCNC completed a reincorporation and as a result, changed its state of incorporation from Delaware to Nevada. The Articles of Incorporation and Bylaws of CCNC Nevada became the governing instruments of the Company, resulting in a 2-for-1 forward stock split of the Company’s common stock (the “Forward Split). The Reincorporation and Forward Split were approved by shareholders holding the majority of the outstanding shares of common stock of CCNC Delaware on June 1, 2018 at the Annual Meeting of Shareholders.

The Company, through its subsidiaries and controlled entities, focuses its business into three segments: (1) research, development and sale of an array of solid waste recycling systems for the mining and industrial sectors (the “solid waste recycling systems business”); (2) coal wholesales and sales of coke, steels, construction materials, mechanical equipment and steel scrap (the “coal and coke wholesale business”); and (3) the research and development, production and sale of Zinc-rich coating materials (the “coating materials business”). The solid waste recycling systems business was carried out by Shengrong Environmental Protection Technology (Wuhan) Co. Ltd. (“Shengrong WFOE”), the Company’s indirect subsidiary. The coating materials business was carried out by Wuhan HOST Coating Materials Co., Ltd. (“Wuhan HOST”), the Company’s indirect subsidiary. The Company’s coal and coke wholesale business is carried out by Jiangsu Rong Hai Electric Power Fuel Co., Ltd. (“Rong Hai”), the Company’s VIE entity.

On January 3, 2020, the Company entered into a share purchase agreement with Sichuan Wuge Network Games Co., Ltd. (“Wuge”) and all the shareholders of Wuge (“Wuge Shareholders”). Pursuant to the share purchase agreement, the Company agreed to issue an aggregate of 4,000,000 shares of CCNC’s common stock to the Wuge Shareholders, in exchange for Wuge Shareholders’ agreement to enter into, and their agreement to cause Wuge to enter into, certain VIE agreements (“VIE Agreements”) with Tongrong WFOE the Company’s indirectly owned subsidiary, through which Tongrong WFOE shall have the right to control, manage and operate Wuge in return for a service fee equal to 100% of Wuge’s net income (the “Acquisition”).

Wuge is a technology company in development stage. It was incorporated in China in June 2019. Wuge Manor, the game Wuge is developing, is the world’s first game that combines Internet of Things (IoT) and e-commerce that is based on Code Chain platform. Through the game, players will be able to have access to hundreds of vendors and business owners in over 100 cities in China, participate in activities those businesses set up and collect points, which can be redeemed as equipment in the game or coupons usable when making purchase at that business. In addition, Wuge produced electronic tokens that can be stored in the Code Chain system to purchase virtual property based on real estate.

On May 18, 2020, in order to reflect the growth path of the Company, the Company changed its name from TMSR Holding Company Limited to Code Chain New Continent Limited. In conjunction with the name change, the Company changed its NASDAQ trading ticker symbol from TMSR to CCNC.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These pro forma combined financial statements, accompanying notes, and related disclosures have been prepared on an as-if basis assuming that the transaction between the Company and Wuge has been in effect since the beginning of the period present in the results of operations by combining the historical financial statements of the entities and eliminating any intercompany balances. Goodwill would be recognized in this transaction, and the carrying values of the Company and Wuge are their respective historical values. Actual results combined results may have differed from those presented herein. Wuge’s results of operations cover the period from July 4, 2019, date of inception, to December 31, 2019. The Company’s results of operations are for the year ended December 31, 2019.

These financial statements have been prepared using the accrual basis of accounting in accordance with the generally accepted accounting principles (“GAAP”) in the United States. The Company’s fiscal year end is December 31 and the financial statements are presented in US dollars.

Basis of pro forma combined financial statements

These pro forma combined financial statements include the accounts of the Company and the entities listed below. All intercompany accounts and transactions have been eliminated.

	Place of	Attributable equity
Name of Company	incorporation	interest %
China Sunlong Environmental Technology Inc.	British Virgin Islands	100
Shengrong Environmental Protection Holding Company Limited	British Virgin Islands	100
Citi Profit Investment Holding Limited	British Virgin Islands	100
Hong Kong Shengrong Environmental Technology Limited	Hong Kong	100
TMSR Holdings Limited	Hong Kong	100
Shengrong Environmental Protection Technology (Wuhan) Co., Ltd.	PRC	100
Tongrong Technology (Jiangsu) Co., Ltd.	PRC	100
Wuhan HOST Coating Materials Co., Ltd.	PRC	100
Sichuan Wuge Network Games Co., Ltd.	PRC	VIE
Jiangsu Rong Hai Electric Power Fuel Co., Ltd.	PRC	VIE

Management has eliminated all significant inter-company balances and transactions in preparing the accompanying consolidated financial statements. Ownership interests of subsidiaries that the Company does not wholly-own are accounted for as non-controlling interests.

On February 6, 2018, China Sunlong Environmental Technology Inc. (“China Sunlong”) consummated the business combination (the “Business Combination”) with JM Global pursuant to a Share Exchange Agreement (the “Share Exchange Agreement”) dated as of August 28, 2017 by and among (i) JM Global; (ii) Zhong Hui Holding Limited; (iii) China Sunlong; (iv) each of the shareholders of China Sunlong named on Annex I of the Share Exchange Agreement (the “Sellers”); and (v) Chuanliu Ni, a Chinese citizen who is the Chief Executive Officer and director of China Sunlong, in the capacity as the representative for the Sellers. Pursuant to the Share Exchange Agreement, JM Global acquired from the Sellers all of the issued and outstanding equity interests of China Sunlong in exchange for 17,990,856 newly-issued shares of common stock of JM Global to the Sellers. 1,799,088 of these newly-issued shares are held in escrow for 18 months from the closing date of the Business Combination as a security for China Sunlong and the Sellers’ indemnification obligations under the Share Exchange Agreement. This transaction is accounted for as a “reverse merger” and recapitalization at the date of the consummation of the transaction since the shareholders of China Sunlong owns the majority of the outstanding shares of JM Global immediately following the completion of the transaction and JM Global’s operations was the operations of China Sunlong following the transaction. Accordingly, China Sunlong was deemed to be the accounting acquirer in the transaction and the transaction was treated as a recapitalization of China Sunlong. The financial statements of China Sunlong prior to February 6, 2018 are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of JM Global.

China Sunlong is a holding company incorporated on August 31, 2015, under the laws of the Cayman Islands. China Sunlong has no substantive operations other than holding all of the outstanding share capital of Shengrong Environmental Protection Holding Company Limited (“Shengrong BVI”). Shengrong BVI is a holding company incorporated on June 30, 2015, under the laws of the British Virgin Islands. Shengrong BVI has no substantive operations other than holding all of the outstanding share capital of Hong Kong Shengrong Environmental Technology Limited (“Shengrong HK”). Shengrong HK is also a holding company holding all of the outstanding equity of Shengrong Environmental Protection Technology (Wuhan) Co., Ltd. (“Shengrong WFOE”).

The Company focuses on the industrial solid waste recycling and comprehensive utilization. The Company’s main products are high efficiency permanent magnetic separators and comprehensive utilization systems for industrial solid wastes. The Company’s headquarter is located in Hubei Province, in the People’s Republic of China (the “PRC” or “China”). All of the Company’s business activities are carried out by the wholly owned operating Chinese company, Hubei Shengrong Environmental Protection Energy-Saving Science and Technology Ltd. (“Hubei Shengrong”) prior to May 1, 2018.

On April 11, 2018, the Company, Shengrong WFOE and Hubei Shengrong, both of which are the Company’s indirectly owned subsidiaries (collectively “Purchasers”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Long Liao, Chunyong Zheng, Wuhan Modern Industrial Technology Research Institute, and Hubei Zhonggong Materials Group Co., Ltd. (collectively “Sellers” ) and Wuhan HOST Coating Materials Co., Ltd. (“Wuhan HOST”), a company incorporated in China engaging in the research, development, production and sale of coating materials. Pursuant to the Purchase Agreement, the Purchasers acquired all of the outstanding equity interests of Wuhan Host (the “Acquisition”). In exchange for the transfer of 100% equity interest of Wuhan Host, Purchasers shall pay a total consideration of $11.2 million (“Total Consideration”), of which $5.2 million or RMB equivalent shall be paid in cash (“Cash Consideration”) and $6.0 million shall be paid in shares of common stock (“Common Stock”), par value $0.0001, of CCNC (“Share Consideration”). The Parties agree the Share Consideration shall be an aggregate of 1,293,104 shares of common stock of which is based on the closing price of US$4.64 on March 27, 2018. The Share Consideration shall be issued in three equal installments, which shall be subject to lock-up of 12, 24 and 36 months, respectively. The Purchase Agreement contains representations, warranties and covenants customary for acquisitions of this type. The Acquisition closed on May 1, 2018. Starting on May 1, 2018, the Company’s business activities added the research, development, production and sale of coating materials.

On August 16, 2018, The Purchasers and the Sellers entered into a supplement agreement (“Supplement Agreement”), which modified the terms of consideration set forth in the Purchase Agreement entered between Purchasers and Sellers on April 11, 2018. Pursuant to the Supplement Agreement, in exchange for the transfer of 100% equity interest of Wuhan Host, Purchasers shall pay a total consideration of $11.2 million (“Total Consideration”), of which $6.5 million or RMB equivalent shall be paid in cash (“Cash Consideration”) and $4.7 million shall be paid in shares of common stock (“Common Stock”), par value $0.0001, of CCNC (“Share Consideration”). In the Supplement Agreement, both Purchasers and Sellers also agreed to delete the section 3.3 of the Share Purchase Agreement, a section that stipulates the Share Consideration shall be issued in three equal installments.

On March 31, 2017, China Sunlong completed its acquisition of 100% of the equity in TJComex International Group Corporation (“TJComex BVI”). At the closing of such acquisition, the selling shareholders of TJComex BVI received 5,935 shares (“Payment Shares”) of China Sunlong Common Stock valued at $926.71 per share for 100% of their equity in TJComex BVI. TJComex BVI owns 100% of the issued and outstanding capital stock of TJComex Hong Kong Company Limited (“TJComex HK”), a Hong Kong limited liability company, which owns 100% equity interest of Tianjin Corro Technological Consulting Co., Ltd. (“TJComex WFOE”), a wholly foreign owned enterprise incorporated under the laws of the PRC. Pursuant to certain contractual arrangements, TJComex WFOE controls Tianjin Commodity Exchange Co., Ltd. (“TJComex Tianjin”), a limited liability company incorporated under the law of the PRC. TJComex Tianjin is engaged in general merchandise trading business and related consulting services, and its headquarter is located in the city of Tianjin, PRC.

On April 2, 2018, the Company disposed of its subsidiary, TJComex BVI in consideration of (i) its minimum contribution to the Company’s results of operation and (ii) the unsatisfactory synergy between the TJComex BVI business and the rest of the Company’s business. The Company’s decision to dispose of TJComex BVI is to (i) improve the Company’s overall financial condition and results of operations, (ii) reduce the complexity of the Company’s business, (iii) focus the Company’s resources on the solid waste recycling business as well as developing environmental control business opportunities; and (iv) make it possible for the Company to pursue acquisition opportunities for more compatible businesses. TJComex BVI was disposed to Chuanliu Ni, a Chinese citizen who is the director of China Sunlong.

As of April 2, 2018, the net assets of TJComex BVI were $16,598 and is being recorded as a loss from disposal of subsidiary in the consolidated financial statements for the period ending December 31, 2018. As TJComex operating revenue was less than 1% of the Company’s revenue and the disposal did not constitute a strategic shift that will have a major effect on the Company’s operations and financial results, the results of operations for TJComex were not reported as discontinued operations under the guidance of Accounting Standards Codification 205.

On October 10, 2017, Hubei Shengrong established a wholly owned subsidiary, Fujian Shengrong Environmental Protection Energy-Saving Science and Technology Ltd. (“Fujian Shengrong”), with registered capital of RMB 10,000,000 (approximately USD 1,518,120). Fujian Shengrong has no operations prior to May 30, 2018. On May 30, 2018, Hubei Shengrong and two unrelated entities entered into certain Capital Transfer and Contribution Agreement pursuant to which these two entities shall contribute cash of approximately USD 5.0 million (RMB 32.0 million) into Fujian Shengrong and Hubei Shengrong shall contribute approximately USD 1.3 million (RMB 8.0 million) which is the consideration for certain technology consulting services to be provided by Hubei Shengrong to the two entities. Upon completion of the contribution, the total registered capital of Fujian Shengrong increased to RMB 40.0 million (approximately USD 6.3 million) and Hubai Shengrong owns 20% and the two entities collectively own 80% of the equity interest of Fujian Shengrong. In August, 2018, Hubei Shengrong transferred 20% equity interest of Fujian Shengrong to Shengrong WFOE. The Company will account for the investment in Fujian Shengrong using the cost method. Since Shengrong WFOE did not provide any cash contribution to Fujian Shengrong or technology services, the investment balance under the cost method investment on December 31, 2018 is $0.

On December 27, 2018, the Company, entered into an Equity Purchase Agreement (the “EPA”) with Hopeway International Enterprises Limited., a private limited company duly organized under the laws of British Virgin Islands (the “Hopeway” or “Purchaser”). Pursuant to the EPA, Shengrong WOFE shall sell 100% equity interests in Hubei Shengrong to the Purchaser in exchange for the Purchaser’s agreement (“Consideration”) to irrevocably forfeit and cancel 8,523,320 shares of common stock of the Company (the “Shares”), constituting all the shares owned by the Purchaser. The transaction contemplated by the EPA is hereby referred as Disposition. The Company’s decision to dispose of Hubei Shengrong is due to the planning mandates of Wuhan Municipal Government 2018 which manufactures should move away from city’s downtown area. Therefore, due to the policy change, Hubei Shengrong is forced to close the existing facility, relocate and build a new facility, which is expected to take approximately 7-8 years. As a result, Hubei Shengrong will not be able to keep the production running and will generate no income in the foreseeable future. Management believed it is very difficult, if possible at all, to continue manufacturing of solid waste recycling systems. As such, the Company has been actively seeking to dispose Hubei Shengrong while retaining the research and development and sale of solid waste recycling systems business. Upon closing of the Disposition, the Purchaser will become the sole shareholder of Hubei Shengrong and as a result, assume all assets and obligations of Hubei Shengrong except the research and development team and intellectual property rights in connection with the solid waste recycling systems business shall be assigned to Shengrong WFOE as part of the Disposition. As Shengrong WFOE has significant continuing involvement in the sale of solid waste recycling systems business and the processed industrial waste materials trading business, this restructuring did not constitute a strategic shift that will have a major effect on the Company’s operations and financial results. Therefore, the results of operations for Hubei Shengrong were not reported as discontinued operations under the guidance of Accounting Standards Codification 205.

Consolidation of Variable Interest Entity

VIEs are entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision-making ability. Any VIE with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. Management makes ongoing reassessments of whether the Company is the primary beneficiary.

On November 30, 2018, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) with Jirong Huang and Qihai Wang (collectively “Sellers”) and Jiangsu Rong Hai Electric Power Fuel Co., Ltd. (“Rong Hai”), a company incorporated in China engaging in the sale of fuel materials and harbor cargo handling services. Pursuant to the Purchase Agreement, CCNC shall issue an aggregate of 4,630,000 shares of CCNC’s common stock to the Rong Hai Shareholders, in exchange for Rong Hai Shareholders’ agreement to enter into, and their agreement to cause Rong Hai to enter into, certain VIE Agreements (the “Rong Hai VIE Agreements”) with Shengrong WFOE, through which Shengrong WFOE shall have the right to control, manage and operate Rong Hai in return for a service fee approximately equal to 100% of Rong Hai’s net income (“Acquisition”). On November 30, 2018, Shengrong WFOE, the Company’s indirectly owned subsidiary, entered into a series of VIE Agreements with Rong Hai and the Rong Hai Shareholders. The VIE Agreements are designed to provide Shengrong WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Rong Hai, including absolute rights to control the management, operations, assets, property and revenue of Rong Hai. Rong Hai has the necessary license to carry out coal trading business in China. The Acquisition closed on November 30, 2018. Starting on November 30, 2018, the Company’s business activities added coal wholesales and sales of coke, steels, construction materials, mechanical equipment and steel scrap, of which business activities are carried out in Nantong, Jiang Su Province, PRC.

 On January 3, 2020, the Company entered into a share purchase agreement with Sichuan Wuge Network Games Co., Ltd. (“Wuge”) and all the shareholders of Wuge (“Wuge Shareholders”). Pursuant to the share purchase agreement, the Company agreed to issue an aggregate of 4,000,000 shares of CCNC’s common stock to the Wuge Shareholders, in exchange for Wuge Shareholders’ agreement to enter into, and their agreement to cause Wuge to enter into, certain VIE agreements (“VIE Agreements”) with Tongrong WFOE the Company’s indirectly owned subsidiary, through which Tongrong WFOE shall have the right to control, manage and operate Wuge in return for a service fee equal to 100% of Wuge’s net income (the “Acquisition”).

On April 30, 2020, Tongrong Technology (Jiangsu) Co., Ltd.(“Tongrong WFOE”), an indirect subsidiary of the Company, entered into a series of assignment agreements (the “Assignment Agreements”) with Shengrong WFOE, Ronghai and Ronghai Shareholders, pursuant to which Shengrong WFOE assign all its rights and obligations under the VIE Agreements to Tongrong WFOE (the “Assignment”). The VIE Agreements and the Assignment Agreements grant Tongrong WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Rong Hai, including absolute rights to control the management, operations, assets, property and revenue of Rong Hai. The Assignment does not have any impact on Company’s consolidated financial statements.

Discontinued operations

 In the fourth quarter of 2019, the Company’s board of directors resolved to discontinue the operations of Shengrong Environmental Protection Technology (Wuhan) Co., Ltd., and Wuhan HOST Coating Materials Co., Ltd.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results may materially differ from these estimates.

Foreign currency translation and re-measurement

The Company translates its foreign operations to the U.S. dollar in accordance with ASC 830, “Foreign Currency Matters”.

The reporting currency for the Company and its subsidiaries is the US dollar. The Company, China Sunlong Environmental Technology Inc., Shengrong Environmental Protection Holding Company Limited and Citi Profit Investment Holding Limited’s functional currency is the U.S. dollar. TMSR Holdings Limited, Hong Kong Shengrong Environmental Technology Limited, Tongrong Technology (Jiangsu) Co., Ltd., Shengrong Environmental Protection Technology (Wuhan) Co., Ltd., Sichuan Wuge Network Games Co., Ltd., Wuhan HOST Coating Materials Co., Ltd., and Jiangsu Rong Hai Electric Power Fuel Co., Ltd. use the Chinese Renminbi (“RMB”) as their functional currency.

The Company’s subsidiaries, whose records are not maintained in that company’s functional currency, re-measure their records into their functional currency as follows:

●	Monetary assets and liabilities at exchange rates in effect at the end of each period

●	Nonmonetary assets and liabilities at historical rates

●	Revenue and expense items at the average rate of exchange prevailing during the period

Gains and losses from these re-measurements were not significant and have been included in the Company’s results of operations.

The Company’s subsidiaries, whose functional currency is not the U.S. dollar, translate their records into the U.S. dollar as follows:

●	Assets and liabilities at the rate of exchange in effect at the balance sheet date

●	Equities at the historical rate

●	Revenue and expense items at the average rate of exchange prevailing during the period

Adjustments arising from such translations are included in accumulated other comprehensive income in shareholders’ equity.

12/31/2019
Period-end RMB: US$ exchange rate	6.9762
Period average RMB: US$ exchange rate	6.8967

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US Dollars at the rates used in translation.

NOTE 3 – PRO FORMA ADJUSTMENTS

Entry No.	Description	Dr.	Cr.
1	Goodwill	7,161,957
	Additional paid in capital		7,161,557
	Common stock		400
	Issuance of shares under share exchange agreement and recapitalization of the Company